Exhibit 99.1

AMERICREDIT REPORTS SECOND QUARTER OPERATING RESULTS

•	2nd Quarter net loss of $25.6 million, $0.21 per share
•	Allowance for loan losses increased to 7.1% of outstanding receivables
•	Total available liquidity of $375.7 million

FORT WORTH, TEXAS January 29, 2009 – AMERICREDIT CORP. (NYSE: ACF) today announced a net loss of $25.6 million, or $0.21 per share, for its fiscal second quarter ended December 31, 2008, compared to a loss of $19.1 million, or $0.17 per share, for the same period a year earlier. For the six months ended December 31, 2008, AmeriCredit reported a net loss of $27.2 million, or $0.23 per share, versus earnings of $42.7 million, or $0.35 per share, for the six months ended December 31, 2007.

The allowance for loan losses as a percentage of finance receivables increased to 7.1% at December 31, 2008, from 6.8% at September 30, 2008 and 5.6% at December 31, 2007.

Originations were $320.8 million for the quarter ended December 31, 2008, compared to $1.8 billion for the same quarter last fiscal year. Originations for the six months ended December 31, 2008, were $900.1 million, compared to $4.2 billion for the same period a year earlier. Finance receivables totaled $13.0 billion at December 31, 2008, compared to $16.4 billion at December 31, 2007.

Annualized net charge-offs totaled 9.5% of average finance receivables for the quarter ended December 31, 2008, compared to 6.9% for the quarter ended December 31, 2007. For the six months ended December 31, 2008, annualized net charge-offs were 8.3%, compared to 6.2% for the same period last year.

Finance receivables 31-to-60 days delinquent were 7.8% of the portfolio at December 31, 2008, compared to 6.8% at December 31, 2007. Accounts more than 60 days delinquent were 4.2% of the portfolio at December 31, 2008, compared to 3.0% a year ago.

The Company had total liquidity of $375.7 million at December 31, 2008, consisting of $166.7 million of unrestricted cash and approximately $209.0 million of available borrowing capacity on unpledged eligible receivables.

“Over the past year, the recessionary environment has accelerated, including increasing job losses, falling consumer confidence, a decline in demand for new and used vehicles, and the scarcity and high cost of funding and capital. We do not expect improvement in the macroeconomic outlook in 2009. As such, we are focused on maximizing cash collections from our loan portfolio and diligently managing the business to preserve capital and liquidity,” said AmeriCredit President and Chief Executive Officer Dan Berce.

AmeriCredit will host a conference call for analysts and investors today at 5:30 p.m. Eastern time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers across the United States. AmeriCredit has approximately one million customers and $13 billion in auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2008. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

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AmeriCredit Corp.

Consolidated Statements of Operations

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
Revenue:
Finance charge income	$497,560	$612,699	$1,031,533	$1,224,557
Other income	30,626	40,555	61,702	81,371
Gain on retirement of debt	37,873	—	38,867	—

	566,059	653,254	1,132,102	1,305,928

Costs and expenses:
Operating expenses	84,344	103,084	168,599	208,049
Leased vehicles depreciation	12,157	8,848	23,071	14,433
Provision for loan losses	288,022	356,513	562,887	601,158
Interest expense	219,063	214,033	414,109	425,294
Restructuring charges	2,104	(163)	2,655	(293)

	605,690	682,315	1,171,321	1,248,641

(Loss) income before income taxes	(39,631)	(29,061)	(39,219)	57,287

Income tax (benefit) provision	(14,075)	(9,971)	(12,001)	14,558

Net (loss) income	$(25,556)	$(19,090)	$(27,218)	$42,729

(Loss) earnings per share:
Basic	$(0.21)	$(0.17)	$(0.23)	$0.37

Diluted	$(0.21)	$(0.17)	$(0.23)	$0.35

Weighted average shares	120,106,666	114,253,706	118,189,273	114,933,806

Weighted average shares and assumed incremental shares	120,106,666	114,253,706	118,189,273	127,505,633

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Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	December 31, 2008	June 30, 2008	December 31, 2007
Cash and cash equivalents	$166,690	$433,493	$567,087
Finance receivables, net	12,076,156	14,030,299	15,436,986
Restricted cash – securitization notes payable	883,734	982,670	994,336
Restricted cash – credit facilities	164,154	259,699	175,971
Property and equipment, net	49,889	55,471	60,762
Leased vehicles, net	184,673	210,857	204,558
Deferred income taxes	296,490	317,319	244,065
Goodwill	—	—	212,595
Investment in money market fund	20,924	—	—
Other assets	310,403	257,402	252,952

Total assets	$14,153,113	$16,547,210	$18,149,312

Credit facilities	$1,942,362	$2,928,161	$2,479,400
Securitization notes payable	9,253,487	10,420,327	12,368,081
Senior notes	91,620	200,000	200,000
Convertible debt	511,150	750,000	750,000
Funding payable	4,539	21,519	49,666
Accrued taxes and expenses	197,564	216,387	240,589
Other liabilities	174,313	113,946	84,438

Total liabilities	12,175,035	14,650,340	16,172,174

Shareholders’ equity	1,978,078	1,896,870	1,977,138

Total liabilities and shareholders’ equity	$14,153,113	$16,547,210	$18,149,312

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Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net (loss) income	$(25,556)	$(19,090)	$(27,218)	$42,729
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	32,206	20,505	58,091	37,460
Accretion and amortization of fees	5,029	5,904	12,024	10,592
Provision for loan losses	288,022	356,513	562,887	601,158
Deferred income taxes	46,812	(87,740)	43,646	(63,211)
Stock-based compensation expense	3,653	5,520	7,547	12,552
Amortization of warrants	28,586	—	40,934	—
Gain on retirement of debt	(38,628)	—	(39,622)	—
Ineffectiveness on interest rate swaps	12,219	1,047	9,218	2,729
Other	(9,342)	(600)	(2,671)	(1,844)
Changes in assets and liabilities:
Other assets	(61,722)	(41,594)	(60,305)	(80,651)
Accrued taxes and expenses	(15,009)	77,065	(8,049)	36,255

Net cash provided by operating activities	266,270	317,530	596,482	597,769

Cash flows from investing activities:
Purchase of receivables	(326,908)	(1,835,876)	(913,555)	(4,126,287)
Principal collections and recoveries on receivables	1,024,477	1,534,023	2,237,921	3,119,836
Purchases of property and equipment	(119)	(3,841)	(974)	(6,718)
Net purchases of leased vehicles	—	(40,837)	—	(172,550)
Investment in money market fund	—	—	(115,821)	—
Proceeds from money market fund	91,422	—	91,422	—
Net change in restricted cash and other	32,951	206,859	186,509	10,788

Net cash provided (used) by investing activities	821,823	(139,672)	1,485,502	(1,174,931)

Cash flows from financing activities:
Net change in credit facilities	(1,034,442)	267,361	(967,429)	(66,096)
Net change in securitization notes payable	(27,178)	(514,863)	(1,158,040)	425,464
Repurchase of common stock	—	—	—	(127,901)
Proceeds from issuance of common stock	1,253	3,347	1,267	13,546
Retirement of convertible debt	(100,425)	—	(214,473)	—
Other net changes	(6,028)	(3,695)	(12,376)	(12,759)

Net cash (used) provided by financing activities	(1,166,820)	(247,850)	(2,351,051)	232,254

Net decrease in cash and cash equivalents	(78,727)	(69,992)	(269,067)	(344,908)
Effect of Canadian exchange rate changes on cash and cash equivalents	1,665	9	2,264	1,691
Cash and cash equivalents at beginning of period	243,752	637,070	433,493	910,304

Cash and cash equivalents at end of period	$166,690	$567,087	$166,690	$567,087

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Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
Origination volume	$320,830	$1,804,719	$900,120	$4,185,936
Loans securitized	$1,289,082	$1,025,651	$1,289,082	$3,713,833
Average finance receivables	$13,547,116	$16,409,662	$14,045,482	$16,298,629

	December 31, 2008	June 30, 2008	December 31, 2007
Finance receivables:
Principal	$12,999,132	$14,981,412	$16,352,204
Allowance for loan losses and nonaccretable acquisition fees	(922,976)	(951,113)	(915,218)

	$12,076,156	$14,030,299	$15,436,986

Allowance as a percent of ending finance receivables	7.1%	6.3%	5.6%

	December 31, 2008	June 30, 2008	December 31, 2007
Loan delinquency as a percent of ending finance receivables:
31 - 60 days	7.8%	6.0%	6.8%
Greater than 60 days	4.2	2.9	3.0

Total	12.0%	8.9%	9.8%

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
Contracts receiving a payment deferral as an average quarterly percent of average finance receivables	8.2%	6.8%	7.7%	6.4%

Net charge-offs	$325,165	$286,162	$591,024	$506,175

Annualized net charge-offs as a percent of average finance receivables	9.5%	6.9%	8.3%	6.2%

Net recoveries as a percent of gross repossession charge-offs	37.1%	43.9%	39.3%	46.1%

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Components of net margin:

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
Finance charge income	497,560	$612,699	1,031,533	$1,224,557
Other income	30,626	40,555	61,702	81,371
Interest expense	(219,063)	(214,033)	(414,109)	(425,294)

Net margin	$309,123	$439,221	$679,126	$880,634

Annualized net margin as a percent of average finance receivables:

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
Finance charge income	14.6%	14.8%	14.5%	14.9%
Other income	0.9	1.0	0.9	1.0
Interest expense	(6.4)	(5.2)	(5.8)	(5.2)

Net Margin	9.1%	10.6%	9.6%	10.7%

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
Operating expenses	$84,344	$103,084	$168,599	$208,049

Annualized operating expenses as a percent of average finance receivables	2.5%	2.5%	2.4%	2.5%

Contact:

Caitlin DeYoung

(817) 302-7394